                                                                  Exhibit (8)(i)

                             ENGAGEMENT SCHEDULE II

                                    regarding

                            Master Services Agreement

                    (Outsourcing Solutions Division Services)

THIS ENGAGEMENT SCHEDULE II (the "SCHEDULE II"), dated as of November 17, 2000 (the "Effective Date"), is made and executed by and between LIBERTY INSURANCE SERVICES CORPORATION, a South Carolina corporation ("LIS") and GENERAL AMERICAN LIFE INSURANCE COMPANY a Missouri corporation ("GENERAL AMERICAN"), and replaces prior Engagement Schedule dated as of November 17, 2000 in its entirety. This
Schedule II dated as of November 17, 2000 has been executed pursuant to the above described Master Services Agreement dated as of November 17, 2000 (the "MASTER AGREEMENT") executed by said parties.

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby agree as follows:

                          Special Terms and Conditions

SCOPE OF SERVICES: The Services to be provided by LIS are set forth more fully in EXHIBIT A attached hereto and incorporated herein.

COMPENSATION: LIS shall be paid for the services provided in accordance with the terms and conditions set forth in EXHIBIT B attached hereto and incorporated herein.

EXPENSES REIMBURSABLE: See the expenses itemized in EXHIBIT B attached hereto.

2002 HOURLY RATES: LIS' Outsourcing Solutions Division's hourly rates for 2002 are set forth in EXHIBIT C attached hereto and incorporated herein.

PERFORMANCE STANDARDS: The Standards by which specific services are measured and reported to General American are as set forth in EXHIBIT D attached hereto and incorporated herein.

SERVICES COMMENCEMENT DATES: LIS shall commence the providing of ongoing administration Services (described in said EXHIBIT A), on the Effective Date.

INITIAL TERM OF THIS ENGAGEMENT: Three (3) years, from and after the Effective Date of this Schedule II.


General American/LIS Engagement Schedule_v11002

PRIMARY SERVICES SITE: 9735 Landmark Parkway Drive, St. Louis, Missouri 63127 or 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615, or other administrative locations of LIS.

PRODUCTS BEING ADMINISTERED UNDER THIS SCHEDULE: Fixed and Variable Annuity products and an Adjustable Life product as set forth in EXHIBIT E attached hereto and incorporated herein.

DELIVERABLES (if any): not applicable

RELATIONSHIP MANAGER: For LIS: Kim Organ; For General American: Paul Morgan, Peter Moore, Sharon Miller

                         Remaining Terms and Conditions

1.       MASTER AGREEMENT INCORPORATED

It is agreed by the parties that, except as modified or superseded by this Engagement Schedule II, or any addenda hereto, all of the terms and conditions of the Master Agreement are hereby incorporated herein and made a part of this
Schedule II. Unless otherwise indicated herein, any reference to the "Engagement Schedule" or the "Schedule" shall be deemed to refer, collectively, to this document and all other exhibits and other agreements (including the Master Agreement) incorporated herein.

2.       SERVICES

All Services provided pursuant to this Schedule II shall be paid for by General American in accordance with the terms of this Schedule II. Those Services that are provided on a per item or per rate basis (as described in Exhibit B) shall be invoiced and paid for by General American in accordance with the rates provided in Exhibit B. All other Services will be provided by LIS on a time and materials basis, with the labor rates for such Services which are chargeable at LIS' then current hourly rates. LIS' current rates, as of the Effective Date of this Agreement, have been attached hereto, as Exhibit C. LIS reserves the right to change such hourly rates on thirty days prior notice to General American; provided, however, that in no event shall LIS be entitled to change such hourly rates more often than once for any twelve month period during the term of this Schedule.

3.       POST-TERM SERVICES.

In the event that this Engagement Schedule II expires or is terminated (other than due to the material breach by General American), LIS agrees that, in order to assist in providing transitional service to General American, LIS shall offer reasonable assistance to General American in converting the records of General American from the LIS system to whatever service or system is selected by General American (provided, however, that LIS may establish

General American/LIS Engagement Schedule_v11002 such compensation procedures as it may reasonably require [including the payment of any then existing indebtedness of General American to it] to ensure it is paid, for all such assistance, at its then current standard rates and fees).

4.       GENERAL PROVISIONS

a. RELATIONSHIP OF PARTIES. Nothing contained in this Schedule II shall be construed as creating a joint venture, partnership, or employment relationship between the parties hereto.

b. CHOICE OF LAW AND FORUM. This Schedule II shall be deemed to have been entered into in St. Louis County, Missouri, on the Effective Date and shall be governed by and construed in accordance with the terms and conditions contained in the Master Agreement regarding choice of law. Any suit or claim permitted to be filed under the Master Agreement will be brought solely in the United States District Court for the Eastern District of Missouri, and each party hereby submits to the personal jurisdiction thereof.

c. ATTORNEYS' FEES. If either party to this Schedule II is required to engage in any proceedings, legal or otherwise, to enforce its rights under this Schedule, the prevailing party shall be entitled to recover from the other, in addition to any other sums due, the reasonable attorney's fees, costs and necessary disbursements involved in said proceedings.

d. FORCE MAJEURE. Neither party shall be liable for delays in the performance of any of its obligations hereunder due to causes beyond its reasonable control. The phrase "causes beyond its reasonable control" shall be deemed to include, but not be limited to, acts of God or strikes.

e. PARTIAL INVALIDITY. In the event that one or more of the provisions contained in this Schedule II shall for any reason be held illegal, invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any of the other provisions contained in this Schedule.

f. WAIVER OF BREACH. The failure of each party at any time or times to require performance of any provision hereof shall not operate as a waiver and will in no manner affect the right at a later time to enforce such provision.

g. COMPLIANCE WITH LAWS. General American agrees to comply with all applicable laws, rules and regulations in connection with the availing itself of Services, and its other activities under this Schedule II.

h. FACSIMILE SIGNED EXECUTION COPY. It is understood and agreed by the parties that a signed copy of this Schedule II (bearing an authorized, original signature of the signing party) shall, if sent by facsimile to one or more other parties, be enforceable against the signing party or parties, provided that the parties further agree that in the event of such execution of this Schedule by facsimile, hard copy originals shall be executed and circulated promptly thereafter.

General American/LIS Engagement Schedule_v11002

i. ASSIGNMENT. This Schedule II shall be binding upon the parties' respective successors and permitted assigns. The parties acknowledge and agree that the Services provided by LIS pursuant to this Schedule II were contracted for by GENERAL AMERICAN based upon the particular skills of LIS' Outsourcing Solutions Division. LIS may not assign the Services obligations under this Schedule II without the prior written consent of GENERAL AMERICAN, which consent shall not be unreasonably withheld. Provided, however, LIS may assign this Schedule and/or any of its rights and/or obligations hereunder, upon written notice to GENERAL AMERICAN and without GENERAL AMERICAN's consent:

     (a)    to any affiliate of LIS, or

     (b) in connection with any change of control of LIS or its Outsourcing Solutions Division business unit, or

     (c) in connection with the sale of substantially all of the assets of LIS or its Outsourcing Solutions Division business unit.

j. MISCELLANEOUS. In the event of a conflict between the terms and conditions of this Schedule II and those of the Master Agreement or any prior schedule, the terms and conditions of this Schedule II shall control. Any capitalized terms appearing in this Schedule II shall, unless otherwise provided herein, have the meaning given them in the Master Agreement.

5.       ENTIRE AGREEMENT

This Schedule II, including the attachments hereto and the Master Agreement incorporated herein, constitutes the sole agreement between General American and LIS with respect to the subject services, and no representation, provisions, warranty, term, condition, promise, duty or liability, whether expressed or implied, shall be binding upon or applied to LIS except as provided herein or incorporated herein. This Schedule II supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter hereof, including without limitation, the previously executed administrative service agreement by and between General American and Genelco Incorporated dated January 1, 1995, the prior schedule dated as of November 17, 2000, and may not be amended except by a writing signed by General American and LIS.

THIS CONTRACT (i.e., IN THE MASTER AGREEMENT, WHICH TERMS ARE INCORPORATED HEREIN) CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. IN WITNESS WHEREOF, LIS and General American have caused this Schedule II to be executed in multiple counterparts by their duly authorized and empowered officers or representatives as of the Effective Date set forth above.

General American/LIS Engagement Schedule_v11002

GENERAL AMERICAN LIFE INSURANCE COMPANY

By: ______________________________________
    Duly Authorized Officer

/s/ Paul Morgan
---------------------------
    Paul Morgan, AVP, Annuity Operations

Date Executed: 10/24/02

ACCEPTED BY:

LIBERTY INSURANCE SERVICES CORPORATION

By: /s/ Theresa-Ann Scavetta
    -----------------------------
        Theresa Ann Scavetta, Vice President Licensing and Annuity
        Administration

        Date Executed: 11/8/02

EXHIBITS ATTACHED TO THIS ENGAGEMENT SCHEDULE

-        AMENDED EXHIBIT A - Description of Services

-        AMENDED EXHIBIT B - Fee Schedule

-        EXHIBIT C - Hourly Rates - 2002

-        EXHIBIT D - Performance Standards

-        EXHIBIT E - Products Being Administered

General American/LIS Engagement Schedule_v11002

                                    EXHIBIT A
                            TO ENGAGEMENT SCHEDULE II
       BETWEEN LIBERTY INSURANCE SERVICES CORPORATION AND GENERAL AMERICAN

                             ADMINISTRATIVE SERVICES
                                PERFORMED BY LIS

The parties agree to develop mutually agreeable procedures with regard to the services outlined in this Exhibit A.

I.       NEW BUSINESS PROCESSING

         A.       Screens applications based on issue requirements and data
                    entered to admin system.

         B.       Process transfers (1035), payroll deduction payments (TSA) and direct payments as requested.

         C.       Prepares contract data page and issues contract for paid
                    business and mails to contract owners or agents.

         D.       Establishes and maintains all certificate owner, annuitant, and contract owner records, as applicable, on computer and imaging systems.

         E.       Notifies agent of any error or missing data needed to
                    establish certificate owner, annuitant or contract owner records.

         F.       Prints, prepares and mails confirmation statements for initial and payments to additional owners with copies to agents on variable business.

         G.       Sends monies received with application into designated
                    lockbox, if appropriate.

         H.       Prints and maintains inventory of all annuity contracts (or annuity certificates), guarantees, and endorsements, as applicable.

II.      FINANCIAL TRANSACTIONS

         A.       COLLECTIONS

                    1. Receives purchase payments and reconciles amount paid with returned billing statements or other remittance media.

                    2. Prepares group billing lists for all periodic payment contracts, as required by client.

                    3. Establishes billing for loans and processes loan payments as they are received.

                    4. Updates the contract owner master records to reflect financial transactions processed. Generates accounting entries to support each financial transaction.

                                                              Exhibit A - Page 1

General American/LIS Engagement Schedule_v11002

         B.       DISBURSEMENTS

                    1. Receives and processes requests for withdrawals (including minimum required distributions, systematic withdrawals, and loans), surrenders, free-look cancellations, death claims and annuitizations.

                    2. Prepares checks for disbursement transactions and forwards to appropriate party. This process is performed using General American's CDS system.

                    3. Maintains supply of General American check stock. Check stock is provided by General American. Reviews printed checks for reasonableness.

III.     CONTRACT MAINTENANCE

         A.       Receives and processes, after securing proper authorization, all contract owner service requests including information requests, transfers of ownership, and changes of any other information maintained for the contracts.

         B.       Researches all inquiries using both data stored in the system and imaged records. Responds to any questions or inquiries.

         C.       Images all copies of communications from owners and
                    annuitants.

         D.       Retains and accounts for any contract administrative charges.

         E.       Handles "conservation" procedures for withdrawals over certain
                    $ amounts.

IV.      CONTRACT OWNER REPORTING

         A.       Prepares and mails statement of account to each owner or
                    annuitant on a calendar or policy year quarter basis. Prepares and mails special year end letters to IRA contract owners as Fair Market Value Letters

         B.       Prepares and mails prospectuses, annual and semi-annual
                    reports to contract owners, both underlying fund and separate account reports.

         C.       Coordinates/tallies Proxies for all General American annuity business.

V.       ACCOUNTING SERVICES

         A.       GENERAL

                    1. Maintains chart of accounts to support transaction accounting.

                    2.   Provides daily accounting reports or extracts.

                    3. Retains systems generated reports in accordance with a retention schedule mutually established. Provides access to such reports for internal and external auditing.

                                                              Exhibit A - Page 2

General American/LIS Engagement Schedule_v11002

                    4. Provides information necessary to post accounting entries to the general ledger.

                    5. Perform monthly accrual entries for items such as separate account liabilities, management fees, vendor payments, etc.

                    6. Perform ad hoc financial analysis of General American's annuity financial statements as necessary. This analysis will only pertain to assistance to General American's accountants and actuaries in performing their financial analysis.

                    7. Provide assistance in year-end statutory "Blue and Green Book" filings through the completion of "year-end letters".

         B.       CASH RECEIPTS

                    1. Tracks all deposit checks on LIS' Outsourcing Solutions Division's systems.

                    2. Provides balancing services including cash deposits equal to cash applied to contracts, unapplied cash is monitored to ensure all cash is properly and efficiently handled.

                    3.   Processes lock box receipts according to schedule.

                    4. Supports check, EFT and wire transfer methods of payments.

                    5. Provides support assistance in the research and resolution of returned checks.

                    6. Deposits all cash received under the contracts into a designated bank account.

                    7. Images all checks and assigns them a control number. Balances, edits, endorses and prepares daily deposit.

                    8. On dishonored items, reverses all transactions, prepares reports and communicates with contract owner.

                    9. Process Pre-Authorized Check (PAC) payments through the use of General American's mainframe.

         C.       ACCOUNT RECONCILIATION

                    1. Reconciles other suspense and withholding accounts monthly.

                    2. Balances all suspense accounts to ensure that financial transactions processed are complete.

VI.      COMMISSION

         A.       Pay commissions and send payment detail on GTG/VA business.

         B. Creates and maintains detailed commission transaction records for each GTG payment.

                                                              Exhibit A - Page 3

General American/LIS Engagement Schedule_v11002

         C.       Creates and maintains summary for advance commissions
                    processed for TSA Durham

         D.       Creates commission adjustment transactions as necessary due to free-look cancellations.

         E.       Reconciles commissions advanced to commissions earned and the resulting balance. TSA Durham Only

         F.       Maintain "increase" spreadsheets to report contribution
                    increases of TSA Durham business.

VII.     CONTRACT OWNER TAX REPORTING

         A.       Reconciles gross distributions and withholdings on general ledger records with 1099s filed.

         B.       Prepares report or extract of federal withholding, state
                    withholding, and state premium tax deducted

VIII.    FINANCIAL AND MANAGEMENT REPORTS

         A.       Provides, on the time schedule agreed upon, periodic reports, which will be specified, as mutually agreed by the parties, during the implementation phase. It is understood and agreed by the parties, however, that any reports, other than those standard system and management reports currently available on the system, will only be provided on a time and materials basis.

         B.       Provide monthly liability, sales and fund performance reports to General American management in the current approved form. Any adjustment to the current report format will be made on a time and materials basis.

         C.       Provide Unit Value and Net Asset reporting to select reporting services. If any additional reporting services are added to the current list, set up will be charged on a time and materials basis.

         D.       Completion of surveys to selected reporting agencies (ex.
                    LOMA, VARDS, etc.). If any additional surveys are added to the current list, set up will be charged on a time and materials basis.

IX.      BUSINESS RESUMPTION PLAN

         A.       Maintains and, in the event of a disaster (fire, earthquake, etc.), implements business resumption plan to ensure operations can continue as usual.

                                                              Exhibit A - Page 4

General American/LIS Engagement Schedule_v11002

X.       REGULATORY STATEMENT REPORTS

         A.       Prepares IRS Reports 1099-R for contract owners who received annuity payments or distributions, and IRS Report 5498 for IRA contributions. Mails to contract owners and IRS.

         B.       Responds to any requests from plan administrators, trustees or owners, as necessary, for information affecting the plan, contract, etc.

XI.      ON-LINE ACCESS

         A.       LIS agrees to grant on-line access to Durham Company for
                    purposes of accessing policy and agent information. The access software to be used should be agreed upon by those two parties. A portion of the expenses for such on-line access will be allocated to Durham.

XII.     TELECOMMUNICATION SERVICES

         A.       Records all calls for General American and customer's
                    protection.

         B.       Provides service through toll-free numbers.

         C.       Customer Service Reps available 7:00 a.m. to 7:00 p.m.,
                    Central Time, Monday-Friday, on business days as defined.

                                                              Exhibit A - Page 5

General American/LIS Engagement Schedule_v11002

                                    EXHIBIT B
                            TO ENGAGEMENT SCHEDULE II
       BETWEEN LIBERTY INSURANCE SERVICES CORPORATION AND GENERAL AMERICAN

                        (FEE SCHEDULE - ANNUITY PRODUCTS)

SERVICES PROVIDED:

ADMINISTRATION (includes customer service)                                FEES
------------------------------------------                                ----
1.       New Business/Application Processing
         -      Standard Applications                         $25/app
         -      1035/Rollover Applications                    $30/app

2.       Monthly In-Force Maintenance:  (increases by 5%
in 2001 and 2002 and 2003)
         -      GT Global                                     $12.82/contract
         -      GT Global (SELIC)                             $50/contract (invoiced quarterly)
         -      Variable Annuity (Individual)                 $8.75/contract
         -      TSA Annuity                                   $7.19/contract
         -      SPIA/SPAD                                     $5.55/contract
         -      TSA Annuitized                                $5.55/contract
3.       Monthly Minimum                                      $400,000

(With respect to the said Annuity Monthly Minimum charges, it is understood and agreed that LIS will bill General American the greater of (i) the applicable Monthly Minimum amount, or (ii) the actual in-force maintenance fees. Other fees and costs, including without limitation, new business fees, information technology services fees, and out of pocket expenses are not included in the Monthly Minimum charge calculation.

                          (FEE SCHEDULE - LIFE PRODUCT)

SERVICES PROVIDED:

ADMINISTRATION (includes customer service)                    FEES
------------------------------------------                    ----
1.     Monthly In-Force Maintenance                           $2.67/policy
2.     Monthly Minimum                                        $1,500

(With respect to the said Life Monthly Minimum charges, it is understood and agreed that LIS will bill General American the greater of: (i) the applicable Monthly Minimum amount, or (ii) the actual in-force maintenance fees. Other fees and costs, including without limitation, new business fees, information technology services fees, and out of pocket expenses are not included in the Monthly Minimum charge calculation.

                                                                       Exhibit B

General American/LIS Engagement Schedule_v11002

INFORMATION TECHNOLOGY SERVICES FEES

1.       Software development, customization, data conversion, etc. - Time &
         Materials

PASS THROUGH EXPENSES

The monthly in-force maintenance fee described above contains an annual allowance for out-of-pocket expenses of a maximum amount equal to four hundred thousand dollars ($400,000) (regardless of the actual monthly in-force maintenance fees or the Monthly Minimum amount paid). Any out-of-pocket expenses in excess of the allowance will be passed through directly to General American.

                                                                       Exhibit B


General American/LIS Engagement Schedule_v11002

                                    EXHIBIT C

                            TO ENGAGEMENT SCHEDULE II
       BETWEEN LIBERTY INSURANCE SERVICES CORPORATION AND GENERAL AMERICAN

               (Hourly Rates for LIS' Outsourcing Division--2002)

--------------------------------------------------
  General Description                 Hourly Rates
--------------------------------------------------
Officers                                $ 315.00
Directors
Manager III
Consultant VI
------------------------------------------------
Manager II                              $ 236.00
Consultant III
------------------------------------------------
Project Manager                         $ 194.00
Senior I/T Consultant
Manager I
Consultant II
------------------------------------------------
Lead Business Analyst                   $ 168.00
Lead Programmer Analyst
Sr. Business Analyst
Sr. Programmer Analyst
Sr. LAN Administrator
Consultant I
Analyst III
------------------------------------------------
LAN Administrator                       $ 147.00
Programmer Analyst
Business Analyst
Analyst II
------------------------------------------------
Project Administration                  $ 121.00
Analyst I
------------------------------------------------



General American/LIS Engagement Schedule_v11002

                                    EXHIBIT D
                            TO ENGAGEMENT SCHEDULE II
       BETWEEN LIBERTY INSURANCE SERVICES CORPORATION AND GENERAL AMERICAN

ADMINISTRATION SERVICE STANDARDS

--------------------------------------------------------------------------------------------------
                                                                          IVA               Fixed
--------------------------------------------------------------------------------------------------
NEW BUSINESS
--------------------------------------------------------------------------------------------------
-      Policy issued (TSA only)                                          2 days            12 days
--------------------------------------------------------------------------------------------------
-      Exchanges (paperwork surrendering Co.)                            1  day             5 days
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
IN FORCE
--------------------------------------------------------------------------------------------------
-      Financial transactions (loans, surrenders, partial                5 days             5 days
       withdrawals, funds transfers or exchanges)
--------------------------------------------------------------------------------------------------
-      Non-financial transactions (address change,                       5 days             5 days
       beneficiary change, name change)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
CORRESPONDENCE
--------------------------------------------------------------------------------------------------
-      Routine                                                           5 days             5 days
--------------------------------------------------------------------------------------------------
-      Regulatory                                                        7 days             7 days
--------------------------------------------------------------------------------------------------
-      Complaints (LIS to acknowledge receipt of                         2 days             2 days
       complaint to GENERAL AMERICAN)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
STATEMENT MAILING (AFTER PRINTING)                                       3 days             7 days
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
CLAIMS (paperwork to claimant)                                           7 days             7 days
--------------------------------------------------------------------------------------------------

Average Accuracy Rate is 98%

Call Center : 80% of calls answered in 16 seconds or less. Abandonment Rate of Less than 2.0%


General American/LIS Engagement Schedule_v11002

                                    EXHIBIT E
                            TO ENGAGEMENT SCHEDULE II
       BETWEEN LIBERTY INSURANCE SERVICES CORPORATION AND GENERAL AMERICAN

                           PRODUCTS BEING ADMINISTERED

LIFE:

An adjustable life product code-named PSI (Protect, Save, Invest) is administered on LSP. This block of business is closed to new issues. Distribution system: General American agents.

ANNUITY:

LEWIS ~

A few blocks of individual variable and fixed annuities with no specific code-names (other than one fixed product is code-named Flex 2) are administered on Lewis. The IVA and fixed annuities are a closed block of business with a few exceptions granted for QDRO and split beneficiary. New participants to existing HR-10 plans can be added. Distribution system: General American agents.

A block of tax-sheltered annuities is also administered on Lewis. The TSA products have no specific code-name. The TSA block of business is closed to new business with the exception of new participants to existing cases. Distribution system: General American agents.

VANTAGE ~

A block of individual variable annuities code-named GT Global Allocator is administered on Vantage. This block of business is closed to new issues. In addition to supporting this product for General American, we also provide administrative services for this product for SELIC, a subsidiary of General American.

A block of tax-sheltered annuities is also administered on Vantage. The TSA products are codenamed Galaxy, Consolidator, 5-Star, and Premier 5. The only product currently being sold is Premier 5. With the exception of Premier 5, the TSA block of business is closed to new business. Increases to existing contracts are allowed. Distribution system: R.W. Durham agents.

INSTALLMENT CHECK SYSTEM ~

A block of fixed Single Premium Immediate Annuities (SPIA) and TSA annuitizations with no specific code-name is administered on the Installment Check System. Only TSA annuitizations have new issues. The Installment Check System is supported at General American.

EXCEL ~

A block of GTG annuitizations (Variable Single Premium Annuities) with no specific code-name is administered on an enhanced Excel spreadsheet. These contracts are all annuitizations from an existing contract.


General American/LIS Engagement Schedule_v11002